UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2019

PEERSTREAM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52176	20-3191847
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

122 East 42nd Street, New York, NY	10168
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 594-5050

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

Effective December 9, 2019, PeerStream, Inc. (the “Company”) entered into an executive employment agreement (the “Employment Agreement”) with Kara Jenny pursuant to which Ms. Jenny was appointed to serve as the Company’s Chief Financial Officer, including the roles of principal financial officer and principal accounting officer. Alexander Harrington had been serving as interim Chief Financial Officer and fulfilling the duties of principal financial officer and principal accounting officer since May 6, 2019. Mr. Harrington will continue to serve as the Chief Executive Officer of the Company.

Ms. Jenny, age 50, has over twenty (20) years of senior financial expertise. During her career, Ms. Jenny has created overall corporate strategy and managed financial and accounting operations, including Securities and Exchange Commission and Sarbanes-Oxley compliance efforts. She has also overseen customer service, operations and legal functions as well as led strategic and annual planning processes and has been a key contributor in facilitating several rounds of equity financing, including preferred stock offerings, private investments in public equity, rights offerings and common stock offerings. Most recently, and since 2014, Ms. Jenny was Chief Financial Officer of Walker Innovation, a publicly traded intellectual property company. Previously, she was the Chief Financial Officer of Bluefly, Inc., an online retailer of designer apparel and accessories at a value. Ms. Jenny began her career at Arthur Andersen LLP and is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. She was selected to join the Securities and Exchange Commission’s Advisory Committee Member on Small and Emerging Companies and served on the Committee from 2011 until 2013.

Other than the Employment Agreement, there are no arrangements or understandings between Ms. Jenny and any other persons pursuant to which she was selected to serve as the Company’s Chief Financial Officer. In addition, there are no transactions between the Company and Ms. Jenny or her immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Employment Agreement

Pursuant to the Employment Agreement, Ms. Jenny will serve as the Chief Financial Officer of the Company for a one (1) year term with automatic successive one (1) year renewals, unless earlier terminated in accordance with the terms of the Employment Agreement.

The Employment Agreement provides that Ms. Jenny will be entitled to receive an annualized base salary of two hundred thousand dollars ($200,000), which shall be reviewed annually and may be increased, but not decreased, at the discretion of the Company’s board of directors (the “Board”). In addition, the Employment Agreement provides that Ms. Jenny will be eligible to receive an annual incentive bonus for the 2020 calendar year equal to at least twenty-five percent (25%) of Ms. Jenny’s base salary, subject to the satisfaction of certain performance goals to be established by the Compensation Committee of the Board and provided that Ms. Jenny is employed by the Company on the date the bonus is paid. Any annual incentive bonuses awarded to Ms. Jenny for subsequent calendar years shall be determined by the Board, based on criteria to be established jointly by the Board and Ms. Jenny.

The Employment Agreement also provides that, as soon as practicable following the effective date of the Employment Agreement and subject to Board approval, Ms. Jenny will be awarded a stock option representing the right to purchase seventy-five thousand (75,000) shares of the Company’s common stock, with an exercise price equal to the fair market value of the Company’s common stock on date of the grant. The stock option will vest in four (4) equal installments on each anniversary of the effective date of the Employment Agreement.

Upon termination of Ms. Jenny’s employment for any reason, Ms. Jenny will be entitled to receive (i) the base salary earned before the effective date of termination, prorated on the basis of the number of full days of service rendered during the payment period, (ii) any unreimbursed reasonable business expenses and (iii) any amounts to which Ms. Jenny is entitled to under the Company’s benefit plans in accordance with their terms.

In addition, the Employment Agreement provides that if Ms. Jenny’s employment is terminated without “cause” (as defined in the Employment Agreement) by the Company or if she resigns for “good reason” (as defined in the Employment Agreement), then, subject to Ms. Jenny’s execution of a general release of claims in favor of the Company and compliance with certain other restrictive covenants in the Employment Agreement, the Company shall pay Ms. Jenny severance equal to three (3) months of Ms. Jenny’s then-current annualized base salary, payable in three (3) equal monthly installments. Additionally, if Ms. Jenny is eligible and timely elects to continue her health insurance coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Company will continue to pay its portion of Ms. Jenny’s monthly health insurance premiums for the earlier of (i) the three (3) months following the effective date of termination of Ms. Jenny’s employment or (ii) the date Ms. Jenny’s coverage under such group health plans terminates for any reason. Ms. Jenny would be entitled to the same severance benefits in the event that the Employment Agreement is terminated prior to, in connection with or following a “change in control” (as defined in the Employment Agreement).

The Employment Agreement also contains customary provisions relating to, among other things, confidentiality, non-competition, non-solicitation and non-disparagement.

Section 7 — Regulation FD

Item 7.01 Regulation FD Disclosure.

On December 10, 2019, the Company issued a press release announcing the appointment of Ms. Jenny as the Company’s Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this report (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated December 10, 2019, issued by PeerStream, Inc. (furnished pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2019

PEERSTREAM, INC.

	By:	/s/ Alexander Harrington
Alexander Harrington
Chief Executive Officer

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